AMENDMENT NO. 2

TO THE THIRD AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

This Amendment No. 2 (the “Amendment”) to the Third Amended and Restated Agreement and Declaration of Trust of AIM Counselor Series Trust (Invesco Counselor Series Trust) (the “Trust”) amends, effective February 28, 2017, the Third Amended and Restated Agreement and Declaration of Trust of the Trust dated as of October 26, 2016, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to amend the Agreement to add Class R6 Shares to Invesco California Tax-Free Income Fund and Invesco S&P 500 Index Fund;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2. All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of February 28, 2017.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

EXHIBIT 1

“SCHEDULE A

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco American Franchise Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco California Tax-Free Income Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Core Plus Bond Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Equally-Weighted S&P 500 Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Equity and Income Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares

Class T Shares Class Y Shares

Invesco Floating Rate Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Global Real Estate Income Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Growth and Income Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Low Volatility Equity Yield Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares Investor Class Shares

Invesco Pennsylvania Tax Free Income Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R6 Shares Class T Shares Class Y Shares

Invesco S&P 500 Index Fund	Class A Shares Class B Shares Class C Shares

Class F Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Short Duration High Yield Municipal Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Small Cap Discovery Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Strategic Real Return Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares”

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